FARMSTEAD TELEPHONE GROUP, INC.

                              81 Church Street

                          East Hartford, CT  06108

                               _______________


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To be held Thursday, June 13, 1996


To the Stockholders:

      NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Farmstead Telephone Group, Inc. (the "Meeting") will be held at 10:00 a.m. on Thursday, June 13, 1996 at the Marco Polo
Restaurant, 1250 Burnside Ave., East Hartford, CT 06108 for the following purposes:

      1. To elect a board of five directors to serve until the next Meeting or until their successors are duly elected and qualified;

      2. To approve a proposal to amend the Company's Certificate of Incorporation to authorize a reverse stock split of the outstanding shares of common stock;

      3. To ratify the selection, by the Board of Directors, of independent auditors for the year ending December 31, 1996; and

      4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 30, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

      Stockholders are cordially invited to attend the Meeting. If you do not expect to be personally present at the Meeting, but wish your stock to be voted for the business to be transacted thereat, please fill in, sign and date the enclosed proxy and return it by mailing it in the accompanying postage-paid envelope.

                             By Order of the Board of Directors,


                             Robert G. LaVigne
                             Secretary

_____________________, 1996

IF YOU CANNOT BE PRESENT, PLEASE SIGN THE ENCLOSED PROXY AND
RETURN IT IN THE ENVELOPE PROVIDED.  NO POSTAGE IS NECESSARY IF
MAILED IN THE UNITED STATES.


                       FARMSTEAD TELEPHONE GROUP, INC.

                              81 Church Street

                          East Hartford, CT  06108

                               _______________


                               PROXY STATEMENT
                                     For

                        ANNUAL MEETING OF STOCKHOLDERS
                      To be held Thursday, June 13, 1996

                               _______________

INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Farmstead Telephone Group, Inc. (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, June 13, 1996 at 10:00 a.m. at the Marco Polo Restaurant, 1250 Burnside Ave., East Hartford, CT 06108, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

      The holders of record of the Company's common stock, par value $.001 per share, as of the close of business on April 30, 1996
(the "Record Date"), are entitled to vote on all matters brought before the Meeting. As of March 31, 1996, there were 21,238,676 common shares outstanding.

      Each stockholder is entitled to one vote for each share of common stock held by him or her at the close of business on the Record Date. When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the Meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares will be voted FOR each of the nominees for director, FOR the proposal to amend the Company's Certificate of Incorporation to authorize a reverse stock split of the outstanding shares of common stock, and FOR the proposal to ratify the appointment of the independent auditors, all as set forth in this Proxy Statement. As to any other business which may come before the Meeting, the proxy holders will vote in accordance with their best judgment. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, (i) a duly executed proxy bearing a later date, or (ii) a written instrument revoking the proxy.

      This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about ____________, 1996. A copy of the Company's Annual Report for the year ended December
31, 1995, is being mailed to all stockholders with this Proxy
Statement.

      The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and no compensation will be paid therefore. There will be no solicitation by officers and employees of the Company. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of the Company's Common Stock, $.001 par value, as of February 26, 1996 by (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of common stock, (ii) all directors of the Company, (iii) each Named Executive Officer (as defined below. See "Compensation of Officers and Directors") and (iv) all directors, and executive officers of the Company as a group. In addition to being a beneficial owner of more than five percent of the Company's outstanding shares of common stock, Mr. George J. Taylor, Jr. is a director of the Company.

                                                                                   Percent of
                                                       Number of Shares            Outstanding
Name and Address of Beneficial Owner (1)               Beneficially Owned (2)      Common Stock
- -----------------------------------------------------------------------------------------------

Five Percent Stockholders:
  George J. Taylor, Jr..........................       2,688,011 (3)               12.5%
  Martin H. Meyerson and
  M.H. Meyerson &  Co., Inc.
  80 Montgomery Street
  Jersey City, New Jersey.......................       1,172,105 (4)                5.49%
Other Directors:
  Robert G. LaVigne.............................         380,000 (5)                1.8%
  Harold L. Hansen..............................          65,000 (6)                  *
  Hugh M. Taylor................................         102,370 (7)                  *
  Joseph J. Kelley..............................          10,000 (8)                  *
Other Named Executive Officer:
  Alexander E. Capo.............................          62,800 (9)                  *
All Directors,  and Executive Officers
 as a Group (9 persons).........................       3,546,681 (10)              15.9%

_______________

      Less than 1%.

<F1>  The address of each of the Company's directors is c/o the
      Company, 81 Church  Street, East   Hartford, CT 06108.

<F2>  Except as otherwise indicated, the Company believes each person named in the table has sole voting and investment power with respect to all shares beneficially owned by him.
      Information with respect to beneficial ownership is based upon information furnished by such stockholder.

<F3>  Includes 350,000 shares issuable upon exercise of currently exercisable stock options and 1,000 shares issuable upon exercise of currently exercisable warrants. Also includes 180,000 shares held by his children, and an aggregate of 200 shares, for which Mr. Taylor is sole custodian, held for the benefit of his children under the U.G.M.A.

<F4>  Reported on Form 13G as of  December 31, 1995. Mr.
      Meyerson owns 305,000 shares directly. Additionally, Mr. Meyerson, as a controlling person of M.H. Meyerson & Co., Inc. ("MHMC"), a broker-dealer which makes a market in the securities of the Company, may be deemed to exercise sole voting and dispositive power with respect to the shares held by MHMC. As of December 31, 1995, MHMC held 867,105 share equivalents consisting of 281,879 shares of common stock, 75,500 warrants to purchase 75,500 shares of common stock, plus 254,863 underwriters options to purchase 254,863 units, each unit consisting of one share of common stock plus one warrant to purchase one share of common stock. The foregoing does not include 771,800 shares of common stock plus 46,000 warrants to purchase 46,000 shares of common stock owned by other persons associated with MHMC and family members of such associated persons.

<F5>  Includes 330,000 shares issuable upon exercise of
      currently exercisable stock options.

<F6>  Consists of  shares issuable upon exercise of currently exercisable stock options.

<F7>  Includes 73,500 shares issuable upon exercise of  currently exercisable stock options and 15,000 shares held by his children.

<F8>  Consists of  shares issuable upon exercise of currently exercisable stock options.

<F9>  Includes 50,000 shares issuable upon exercise of currently exercisable stock options, and 2,900 shares issuable upon exercise of currently exercisable warrants.

<F10> Includes 1,008,500 shares issuable upon exercise of currently exercisable stock options and 3,900 shares issuable upon exercise of currently exercisable warrants.

ITEM 1 - ELECTION OF DIRECTORS

      Five directors are to be elected at the Meeting to hold office until the next Meeting or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at a meeting at which a quorum (one-third of the outstanding shares of common stock) is present or represented. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the five persons named in the table below as directors of the Company, unless authority to do so is withheld. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

      The following table sets forth the name and age of each nominee for director and each executive officer other than such nominees, the year first elected a director or, in the case of the other executive officers, the year first appointed an executive officer, and the positions held by them with the Company.

                                            Year First
Name                             Age        Elected        Position(s) Held
- ---------------------------------------------------------------------------

Nominees:
George J. Taylor, Jr. (2)        53         1984           Chairman of the Board,
                                                           President, Chief Executive
                                                           Officer and Director

Robert G. LaVigne                44         1988           Vice President - Finance &
                                                           Administration, Chief Financial
                                                           Officer, Secretary, Treasurer
                                                           and Director

Harold L. Hansen (1) (2) (3)     66         1992           Director

Hugh M. Taylor (1) (2) (3)       52         1993           Director

Joseph J. Kelley (1) (2) (3)     56         1995           Director

Other Executive Officers:
Alexander E. Capo                45         1987           Vice President - Marketing &
                                                           Sales

Joseph A. Novak, Jr.             53         1993           Vice President - Operations

Neil R. Sullivan                 45         1994           Corporate Controller, General
                                                           Manager and Assistant Secretary

John G.  Antonich                55         1996           General Manager, Cobotyx Division

_______________

<F1> Member of the Audit Committee.

<F2> Member of the Compensation Committee.

<F3> Member of the Stock Option Committee.

      George J. Taylor, Jr. has been Chairman of the Board of Directors and Chief Executive Officer of the Company (including its predecessors) since 1984, and President since 1989. He was a director of FIC Acquisition Corporation (formerly Farmstead International Corporation) from 1988 until 1992, and was also the President of Lease Solutions, Inc. (formerly Farmstead Leasing, Inc.), a business products and automobile leasing company, from 1981 until it was dissolved in 1993. From 1977 to 1981, Mr. Taylor was Vice President - Marketing and Sales for National Telephone Company. He was one of the founders of the National Association of Telecommunication Dealers, has been a member of, or advisor to, its Board of Directors since its inception in 1986, and for two years served as its President and Chairman. Mr. Taylor is also a Director of the Company's 50 % owned affiliate, Beijing Antai Communication Equipment Company,
Ltd.  ("ATC").   Mr. Taylor is the brother of Mr. Hugh M.
Taylor.

      Robert G. LaVigne was employed by the Company in March 1988 and has served in the capacities indicated above since July 1988.
In addition, from January 1994 until October 1994 he served as General Manager of the Company's domestic telephone equipment business unit. From 1985 to 1988 he was the Controller of Economy Electric Supply, Inc., a distributor of electrical supplies and fixtures. From 1982 to 1985 he was the Corporate Controller of Hi-G, Inc., a manufacturer of electronic and electromechanical components. Mr. LaVigne is a Certified Public Accountant, and was associated with the accounting firm of Arthur Young and Company from 1977 to 1982. Mr. LaVigne is also a Director of ATC.

      Harold L. Hansen, a director of the Company since 1992, is currently the President of Hansen Associates, a management and
financial consulting firm  founded by him in 1983.    From
November 1994 to April 1995 he was the President of H2O Environmental, Inc., an environmental and geotechnical services
company.   During 1993 and 1994 he was the President of Hansen
Associates.   Prior to 1983 Mr. Hansen served in various
corporate executive capacities including Executive Vice President and Chief Operating Officer of Gestetner Corporation, Vice President and General Manager of the Office Products Division of Royal Business Machines and Vice President and General Manager of the Business Products Group of Saxon Industries.

      Hugh M. Taylor has been a director of the Company since July 1993. Since June 1994 he has served as a Managing Director of Newbury, Piret & Co., an investment banking firm located in
Boston, MA.   From 1993 to June 1994 he was the CEO, President
and a director of the Berlin City Bank, Berlin, New Hampshire. From 1992 to 1993 he was the Executive Vice President of Fleet Bank of Massachusetts. From 1990 to 1992 he was the Executive Vice President and Chief Operating Officer of Fleet Bank of Boston. From 1973 to 1990 he was employed by the New England Merchants Bank, later the Bank of New England, where he held various executive management positions within the Commercial Banking Division, and the bank's venture capital subsidiary.
Mr. Taylor is the brother of Mr. George J. Taylor, Jr.

      Joseph J. Kelley   has been a director of the Company since
April 1995.  He has been involved in the telecommunications
industry since 1963.   He is currently President of East Haven
Associates of Wellesley, in Wellesley, Massachusetts, which provides executive and technical support for European and Asian based communication companies seeking to expand market share in the U.S., as well as for U.S. companies seeking to expand
internationally.   During 1994, he was Group Vice President of
NYNEX, responsible for operations in the Commonwealth of Massachusetts. From 1985 to 1994 he served in various executive level positions with NYNEX, or associated companies including Vice President - Operations of New England Telephone (1991 -
1993), Vice President - New England Telephone, Network
Department (1990 - 1991), Corporate Director of Business Development, NYNEX Marketing (1988 - 1990) and Vice President of New England Telephone - Maine (1985 - 1988).

      Alexander E. Capo has been involved in the telephone industry since 1972. He has held the position of Vice President -
Marketing and Sales since 1987. From 1985 to 1987 he was the Director of Sales for The Farmstead Group, Inc. Prior thereto he was a Sales Manager with the National Telephone Company.

      Joseph A. Novak, Jr. was employed by the Company in January
1990.   He was appointed Vice President - Operations in July
1993, and since August 1995 has been in charge of warehouse and technical operations for the Company's international telephone equipment business. From 1990 to 1993 he was in charge of warehouse and technical operations for the domestic telephone
equipment business unit.   Prior to 1990, he was employed  by
AT&T for 28 years, serving in various operational and sales management capacities. Mr. Novak is also Vice General Manager and a Director of ATC.

      Neil R. Sullivan was employed by the Company in October 1994 as Corporate Controller and as General Manager of the Company's
domestic telephone equipment business unit, and in December 1994 was also appointed Assistant  Secretary  of  the Company.
From 1981 to 1994  he  was employed by Zero Corporation
("Zero"),   a manufacturer of cabinets, cooling equipment and
containers for the electronics industry. Mr. Sullivan was Controller of various divisions of Zero from 1981 to 1991, and was Vice President/General Manager of the Zero-East division from 1991 to 1994.

      John G. Antonich was employed by the Company as Director of Sales in July 1993. In February 1996, he was appointed General Manager of the Cobotyx voice processing products division. From January 1991 to April 1993 he was an Account Executive with Quodata, a software manufacturer. For two years prior thereto he was a part owner of Accurate Data, a computer systems dealer.

Meetings and Committees of the Board of Directors

      In 1995, the Board of Directors held four meetings and all
Directors attended at least 75% of the meetings held.    In
addition, a number of actions were approved by unanimous written consent resolutions of the directors. The Audit Committee and Compensation Committee each met once during 1995. The Stock Option Committee did not meet during 1995, but a number of actions were approved by unanimous consent resolutions..

      The duties of the Audit Committee are to consult with the independent auditors and the accounting staff of the Company with respect to the adequacy of internal controls, and to make a recommendation to the Board regarding the appointment of
independent auditors for the following year.   The Compensation
Committee determines the compensation and benefits of the Chief Executive Officer and to review and approve, or modify if deemed appropriate, the recommendations of the Chief Executive Officer with respect to the compensation and benefits of the other
executive officers.   The Stock Option Committee administers the
issuance of grants pursuant to the Company's stock option plans.

ITEM 2 - PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE
OUTSTANDING SHARES OF COMMON STOCK

      Approval of this proposal would permit the Board of Directors, in its discretion, to implement a reverse stock split of the Company's outstanding shares of common stock, which would reduce the number of outstanding shares of common stock (as well as affecting the amount and exercise price of shares underlying warrants and certain options) on a pro-rata basis, would affect all stockholders proportionately and would, therefore, increase the amount of common stock available for future issuance. The shares of common stock outstanding after the proposed reverse stock split would have the same rights and privileges as the shares of common stock currently held.

      The Company is in negotiations with a prospective underwriter for the issuance and public sale of securities. The current discussion with the prospective underwriter would involve giving the Company's stockholders a preferential right to purchase new securities. To the extent that any of the new securities would not be purchased by the Company's current stockholders, the securities would be offered to the public by the underwriter.
No understanding has yet been reached with the prospective underwriter and no Letter of Intent has been executed. There can be no assurance that a Letter for Intent will be executed with the prospective underwriter or that any offering of the Company's securities will take place.

      However, in the current negotiations, the prospective underwriter has stated that, as a prerequisite for any offering, it will require that the Company obtain stockholder approval for, and implement, a one for ten reverse stock split.
Specifically, the reverse split proposed will be based upon the assumption that the market price of the Company's common stock will increase in direct inverse proportion to the ratio of the reverse split. For example, if the ratio of the reverse split is one for ten, the assumption is that the market price of the common stock should increase tenfold. Based upon the application of the formula at the closing market price of $.344 on March 29, 1996, each share of common stock would be split into 1/10th shares of common stock, with an initial adjusted market value of $3.44 per share. This explanation of the consequences of a one for ten reverse split is illustrative only. If this proposal is adopted, the Board of Directors will be authorized to implement a reverse split in any desired amount such as, for example, one for five, one for fifteen, et cetera.

      Any reverse split required by any prospective underwriter would be implemented in the discretion of the Board of Directors irrespective of whether the underwriter for the offering is the Prospective underwriter with whom the Company is presently negotiating or any other underwriter which requires a reverse split as a prerequisite to the offering. If the application of the ratio causes any stockholder to have a fractional share of stock, such share will be rounded up to the next highest whole share. Delaware law requires that the Company must amend its Articles of Incorporation to provide for the reverse split of its outstanding common stock.

      The Company intends to use the proceeds of any public offering to expand the Company's business, both domestically and internationally, which could include the acquisition of other businesses. Until specific opportunities are presented, the Company cannot determine in any greater detail how the proceeds of any offering will be used.

      While approval of this proposal would not increase the authorized capital of the Company, additional shares of common stock would be available to the Company for issuance due to the decrease of currently outstanding common stock caused by a reverse stock split. If any additional shares of common stock made available by this amendment are not issued to satisfy the obligations as discussed above, such unused shares could be issued at the direction of the Company's Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the rasing of additional capital for use in its business, a split of, or dividend on, then outstanding shares or in connection with any employee stock plan or program. Any future issuances of authorized shares of common stock may be authorized by the Board of Directors without further action by the stockholders.

      Although the Company's Board of Directors will issue common stock only when required or when the Board considers such issuance to be in the best interests of the Company, the issuance of additional common stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of stockholders. Furthermore, since Delaware law requires the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the additional authorized but unissued shares of common stock available as a result of the reverse stock split could permit the Board to issue shares to persons supportive of management's position. Such persons might then be in a position to vote to prevent a proposed business combination which is deemed unacceptable to the Board, although perceived to be desirable by some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote which might be necessary to effect a business combination in accordance with applicable law. Additionally, the presence of such additional authorized but unissued shares of common stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders. The Board of Directors is not currently aware of any contemplated hostile or friendly takeover attempt or business combination proposal.

      Except for (i) shares of common stock reserved for issuance pursuant to stock option plans and other agreements, (ii) shares of common stock reserved for issuance upon exercise of outstanding warrants, (iii) shares of common stock reserved for issuance upon exercise of any Underwriters' Option, and (iv) shares of common stock issuable in connection with any proposed public offering, the Company's Board of Directors has no current plans to issue additional shares of common stock. However, the Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals, and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from this amendment as well as permitting the proposed offering to proceed.

      The affirmative vote of a majority of the shares present and entitled to vote at the Meeting are required for approval of the amendment to the Certificate of Incorporation. Abstentions will be treated as "NO" votes and Broker-Non-Votes will be disregarded.

ITEM 3 - RATIFICATION OF THE APPOINTMENT OF AUDITORS

      The Board of Directors recommends the appointment of Deloitte & Touche LLP to audit the books and financial records of the Company for the year ending December 31, 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will be available to respond to appropriate questions, and will be afforded the opportunity to make a statement if they desire to do so.

      The affirmative vote of a majority of the votes cast at the Meeting are required for ratification of the appointment of Deloitte & Touche LLP.

COMPENSATION OF OFFICERS AND DIRECTORS

      The following table sets forth all compensation paid or accrued by the Company for services rendered during the three years ended December 31, 1995 to the Chief Executive Officer ("CEO") and to each officer whose total annual compensation exceeded
$100,000 in 1995 (the "Named Officers"):

SUMMARY COMPENSATION TABLE

                                                                          Long-term
                                                                          Compensation
                                                                          ------------
                                                Annual Compensation       Awards (2)
                                             ------------------------	  ------------
                                 Fiscal      Salary ($)                                   All Other
Name and Principal Position      Year        (1)            Bonus ($)     Options (#)     Compensation ($) (3)
- --------------------------------------------------------------------------------------------------------------

CEO:
George J. Taylor, Jr.            1995        150,000        30,000        600,000         5,135
                                 1994        114,723         8,595        250,000         3,077
                                 1993        110,685             -              -         2,556

Named Officers:
Alexander E. Capo                1995        182,055             -              -         3,900
                                 1994        123,481             -         50,000             -
                                 1993        141,011             -              -             -

Robert G. LaVigne                1995         84,000        16,800              -             -
                                 1994         83,635        16,154        275,000             -
                                 1993         70,000             -              -             -

Peter S. Buswell (4)             1995        113,539             -        300,000         7,294
                                 1994        112,616             -              -             -
                                 1993              -             -        100,000             -

_______________

<F1> Includes base salary and sales commissions if applicable.

<F2> The Company did not grant any estricted stock awards or stock appreciation rights ("SARS") or make any long-term incentive plan payments during the fiscal years presented.

<F3> Category includes insurance premiums paid by the Company, and an amount attributable to the use of a Company automobile for Mr. Taylor, a car allowance for Mr. Capo, and accrued vacation and sick pay paid to Mr. Buswell.

<F4> Mr. Buswell  joined  the  Company  in 1994, and  resigned as an employee and Director of the Company on September 11, 1995. During 1993, Mr. Buswell provided marketing and technical consulting services to the Company in connection with the start up of the Company's voice processing product lines, for which he earned an aggregate of $52,375 in 1993. In 1993, Mr. Buswell received a non-qualified option grant to purchase 100,000 shares of common stock under the 1992 Stock Option Plan.

Option/SAR Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of options to purchase shares of the Company's Common
Stock made to each Named Officer during the year ended December
31, 1995:

                            Number of           % of Total
                            Securities          Options
                            Underlying          Granted to       Exercise or
                            Options             Employees in     Base Price        Expiration
Name                        Granted (#)         Fiscal Year      ($/Sh) (1)        Date
- ---------------------------------------------------------------------------------------------

George J. Taylor, Jr.       600,000             53%              .52               8/8/00

Peter S. Buswell            300,000             27%              .42               5/19/05

_______________

<F1> The exercise price for Mr. Taylor represented 110% of the fair market value of the common stock on the grant date. The exercise price for Mr. Buswell represented the fair market value of the common stock on the grant date.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table provides information on the number and value of unexercised options held at December 31, 1995, by each Named
Officer.

                                                              No. of Securities Underlying          Value of Unexercised
                                                                 Unexercised Options at           In-the-Money Options at
                            Shares                                    12/31/95 ($)                      12/31/95 (#)
                            Acquired on      Value            -----------------------------     -----------------------------
Name                        Exercise (#)     Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
- -----------------------------------------------------------------------------------------------------------------------------

George J. Taylor, Jr.       -                -                250,000         600,000           -               -
Alexander E. Capo           -                -                 50,000         -                 -               -
Robert G. LaVigne           -                -                290,000         160,000           11,025          -
Peter S. Buswell            -                -                 90,000         310,000           -               -

Long-Term Incentive Plans - Awards in Last Fiscal Year:

      None.

Compensation of Directors

      Non-employee directors receive $500 for each attended board meeting, plus a non-qualified option to purchase 10,000 shares
of Common Stock upon  election  to the Board.   Directors are
reimbursed for their expenses for each meeting attended.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      Mr. George J. Taylor, Jr. has a three year employment agreement, expiring November 28, 1997, which provides for an annual base salary of $150,000, and which may be revised upward on an annual basis by the Board of Directors.  The agreement also provides for (i) a bonus of up to 50% of base salary if the Company
attains its annual revenue and earnings objectives set by the
Board of Directors beginning with fiscal year 1995, and (ii) an additional award equal to 7 1/2 % of earnings in excess of said earnings objective. Mr. Taylor was also granted an option to purchase 600,000 shares of the Company's Common Stock.  The
agreement also provides for severance payments equal to two
years' salary plus incentives in the event the Company
terminates this agreement without cause or Mr. Taylor terminates the agreement with good reason, and severance payments equal to one year's salary plus incentives in the event the agreement is not renewed. The agreement also contains provisions regarding confidentiality and a non-compete covenant which prohibits him from competing with the Company during his employment and for up
to two years thereafter.    Mr. Taylor's compensation agreements
were established by the Compensation Committee and approved by the Board of Directors.

      Mr. Capo's compensation arrangements for fiscal 1995 consisted of a base salary of $30,000, a $3,900 car allowance and sales
commissions of  $ 152,055.   Mr. Capo's sales commissions were
calculated based upon a pre-determined percentage of the gross profit on sales generated from his direct selling efforts.

      Commencing in May 1995, Mr. Buswell entered into a three year employment agreement consisting principally of (i) a base salary of $120,000 per year, (ii) a bonus of 5% of the annual after-tax earnings of the Cobotyx division in excess of the board-approved operating budget for that business unit, (iii) participation in a bonus pool established and administered by the Compensation Committee of the Board of Directors, up to a maximum of 50% of salary, and (iv) an option to purchase up to 300,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the grant date. Mr. Buswell resigned from the Company on September 11, 1995.

      Mr. LaVigne does not have an employment agreement with the Company. At the discretion of the Compensation Committee, Mr. LaVigne is eligible to participate in a bonus pool up to a maximum of 50% of salary.

Report on Repricing of Options/SARS:

      During 1995, the Compensation Committee and the Board of Directors (collectively the "Directors"), undertook to review the status of currently outstanding stock options. The Directors determined that a significant number of such options were far out of the money and that their existence no longer provided the incentive and motivation that their issuance contemplated. There was also a concern that a deterioration of employee morale might result. Accordingly, the Directors believed that, under the circumstances, it was appropriate to re-price the affected outstanding options to a level where they would once again be able to function as incentive and motivational awards. On June 7, 1995, the Directors amended the exercise price of outstanding options granted to all employees (including the Named Officers) and directors to $.42 per share, representing the fair market value of the common stock on that date. For Mr. George J. Taylor, Jr., the exercise price was changed to $.462 per share, representing 110% of fair market value.

Compliance with Section 16 (a) of the Exchange Act:

      To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company, the following persons failed to file, on a timely basis, reports required to be filed during the fiscal year ended December 31, 1995:

      All of the current officers and directors except Mr. Kelley, and Mr. Buswell (a former officer and director) each filed late a Form 4 to report the re-pricing, for purposes of Section 16, of outstanding stock options previously granted to them. Messrs.
Kelley, H. Taylor and Hansen each filed late a Form 4 reporting a grant of 10,000 options. Mr. Kelley filed late a Form 3 reporting his appointment as a director of the Company.

Certain Business Relationships and Transactions with Management:

      None.

ANNUAL REPORT/FORM 10-KSB

      The Company's 1995 Annual Report to its stockholders is a reproduction of its Form 10-KSB filed with the United States
Securities and Exchange Commission, and is being mailed to all stockholders concurrently with this proxy statement.

STOCKHOLDERS' PROPOSALS FOR 1997
ANNUAL MEETING OF STOCKHOLDERS

      Proposals which stockholders intend to present for the 1996 Annual Meeting of Stockholders must be received by the Company by ___________________, 1997 to be eligible for inclusion in the proxy material for that Meeting.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors know of no other business to be presented at the Meeting.
However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

      The Financial Statements contained in the Annual Report accompanying this Proxy Statement are incorporated herein by reference.

                             By Order of the Board of Directors,

                             Robert G. LaVigne
                             Secretary

East Hartford, Connecticut
_______________________, 1996





                       FARMSTEAD TELEPHONE GROUP, INC.
          81 Church Street, East Hartford, CT  06108 (860) 282-0010

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS

               Annual Meeting of Stockholders - June 13, 1996

      The undersigned, as a Stockholder of FARMSTEAD TELEPHONE GROUP, INC. (the "Company"), hereby appoints George J. Taylor, Jr. and Robert G. LaVigne or any one of them, the true and lawful proxies and attorneys in fact of the undersigned to attend the Annual Meeting of the Stockholders of the Company to be held June 13, 1996 at 10:00 a.m. at the Marco Polo Restaurant, 1250 Burnside Avenue, East Hartford, CT 06108, and any adjournment thereof, and hereby authorizes them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, on the following matters as set forth in the Proxy Statement and Notice dated_____________ , 1996.

(1)   ELECTION OF DIRECTORS

___ FOR all nominees listed below (except as marked to the contrary below)

___   WITHHOLD AUTHORITY to vote for all nominees listed below

   NOMINEES:   ____ George J. Taylor, Jr.    ____ Robert G.LaVigne
               ____ Harold L. Hansen         ____ Hugh M. Taylor
               ____ Joseph J. Kelley

   (INSTRUCTIONS: To withhold authority to vote for any of the individual nominees, PRINT that nominee's name on the line below.)

________________________________________________________________

(2) PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES
      OF COMMON STOCK.

         _____  FOR      _____  AGAINST   _____  ABSTAIN

(3) PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING
      DECEMBER 31, 1996.

         _____  FOR      _____  AGAINST   _____  ABSTAIN

 (4)   IN THE DISCRETION OF SUCH PROXIES UPON ALL OTHER MATTERS
       WHICH MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS (1), (2) AND (3).

This Proxy is revocable and the undersigned reserves the right to attend the meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

                             Dated:  ________________________ , 1996

                             _______________________________________
                                            SIGNATURE*

                             _______________________________________
                                            SIGNATURE*

*NOTE: Please sign exactly as the name(s) appear on your Stock Certificate. When attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party should sign.

THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE
PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.